UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE ____________________________________________ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2) Truist Bank (Exact name of trustee as specified in its charter) North Carolina 56-0149200 (Jurisdiction of incorporation if not a U.S. national bank) (I.R.S. Employer Identification No.) 223 West Nash Street Wilson, NC 27893 27893 (Address of principal executive offices) (Zip Code) _____________________________ Patrick Giordano Vice President 223 West Nash Street Wilson, NC 27893 (904) 463-6762 (Name, address and telephone number of agent for service) United Parcel Service, Inc. (Exact name of obligor as specified in its charter) Delaware 58-2480149 (Jurisdiction of incorporation) (I.R.S. Employer Identification No.) 55 Glenlake Parkway, N.E. Atlanta, Georgia 30328 (404) 828-6000 (Address of principal executive offices) _____________________________ Debt Securities (Title of the indenture securities) Exhibit 25.3

2 Item 1. General Information. Furnish the following information as to the trustee: (a) Name and address of each examining or supervising authority to which it is subject. State of North Carolina – Commissioner of Banks State of North Carolina Raleigh, North Carolina Federal Reserve Bank of Richmond Post Office Box 27622 Richmond, VA 23261 Federal Deposit Insurance Corporation Washington, D.C. (b) Whether it is authorized to exercise corporate trust powers. Yes. Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee. Items 3- 15 No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee. Item 16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice. Exhibit 1. A copy of the Articles of Incorporation for Truist Bank. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-267664). Exhibit 2. The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-267664). Exhibit 3. The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate. (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333- 267664). Exhibit 4. A copy of the existing By-Laws of Truist Bank. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664). Exhibit 5. Not applicable. Exhibit 6. The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664). Exhibit 7. The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7. Exhibit 8. Not applicable. Exhibit 9. Not applicable.

3 SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 21st day of January, 2025. TRUIST BANK By: /s/ Patrick Giordano Name: Patrick Giordano Title: Vice President

EXHIBIT 7 TO FORM T-1

CONSOLIDATED BALANCE SHEETS TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES (Dollars in millions, except per share data, shares in thousands) Dec 31, 2023 Dec 31, 2022 Assets Cash and due from banks $ 5,072 $ 5,379 Interest-bearing deposits with banks 25,572 16,042 Securities borrowed or purchased under agreements to resell 2,378 3,181 Trading assets at fair value 4,332 4,905 AFS securities at fair value 67,366 71,801 HTM securities (fair value of $44,630 and $47,791, respectively) 54,107 57,713 LHFS (including $852 and $1,065 at fair value, respectively) 1,280 1,444 Loans and leases (including $15 and $18 at fair value, respectively) 312,061 325,991 ALLL (4,798) (4,377) Loans and leases, net of ALLL 307,263 321,614 Premises and equipment 3,370 3,605 Goodwill 20,901 27,013 CDI and other intangible assets 3,160 3,672 Loan servicing rights at fair value 3,378 3,758 Other assets (including $1,311 and $1,582 at fair value, respectively) 37,170 35,128 Total assets $ 535,349 $ 555,255 Liabilities Noninterest-bearing deposits $ 111,624 $ 135,742 Interest-bearing deposits 284,241 277,753 Short-term borrowings (including $1,625 and $1,551 at fair value, respectively) 24,828 23,422 Long-term debt 38,918 43,203 Other liabilities (including $2,597 and $2,971 at fair value, respectively) 16,485 14,598 Total liabilities 476,096 494,718 Shareholders’ Equity Preferred stock 6,673 6,673 Common stock, $5 par value 6,669 6,634 Additional paid-in capital 36,177 34,544 Retained earnings 22,088 26,264 AOCI, net of deferred income taxes (12,506) (13,601) Noncontrolling interests 152 23 Total shareholders’ equity 59,253 60,537 Total liabilities and shareholders’ equity $ 535,349 $ 555,255 Common shares outstanding 1,333,743 1,326,829 Common shares authorized 2,000,000 2,000,000 Preferred shares outstanding 223 223 Preferred shares authorized 5,000 5,000 The accompanying notes are an integral part of these consolidated financial statements. 90 Truist Financial Corporation